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                                                                   EXHIBIT 10.39

                 MANUFACTURING AND EQUIPMENT PURCHASE AGREEMENT

         This manufacturing and equipment purchase agreement (the "Agreement") is made and entered into this the ___ day of February, 1999, by and between Wireless Link Corporation whose principle place of business is 1909 Milmont Drive, Milpitas, California, 95035 (hereinafter referred to as "Wireless Link") and HighwayMaster Corporation whose principle place of business is 1155 Kas Drive, Richardson, Texas, 75081 (hereinafter referred to as "HIGHWAYMASTER"). The terms and conditions contained herein apply to the manufacture of mobile communication products and the related material procurement, inventory, test and packaging thereof.

                                    RECITALS:

         A. WIRELESS LINK is engaged in the business of designing, manufacturing and selling communications products and possesses certain rights to technology used in a wireless asset-tracking product (referred to hereinafter as the "Wireless Product").

         B. HIGHWAYMASTER wishes to engage WIRELESS LINK to manufacture a module which will meet the specifications set forth in Attachment A attached hereto (the "Modified Wireless Product"), which HIGHWAYMASTER will market under its own trade names and trademarks.

         C. WIRELESS LINK and HIGHWAYMASTER desire to set forth herein the terms and conditions for the purchase and sale of the Modified Wireless Product manufactured by WIRELESS LINK.

         NOW, THEREFORE, in consideration of the recitals, mutual covenants and terms and conditions herein contained, the parties hereto agree as follows:

1.   Term of Agreement

The Effective Date of this Agreement shall be January 22, 1999, and shall continue unless terminated by either party with ninety (90) days written notice, or under other sections of this Agreement.

The terms and conditions contained in this Agreement shall have precedence over individual purchase orders or other documents referenced herein, unless this Agreement is amended in writing.

2.   Products and Pricing

Products covered by this Agreement and applicable prices are listed by part number in Attachment B. From time-to-time, additional products may be incorporated into or removed from this Agreement by revision to Attachment B agreed upon by HIGHWAYMASTER and WIRELESS LINK in writing. The initial prices reflected in Attachment B are the baseline for this Agreement. Pricing is to be reviewed on a quarterly basis.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 1

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3.   Purchase Orders

Purchase orders will be issued by HIGHWAYMASTER to WIRELESS LINK for the Modified Wireless Product. HIGHWAYMASTER will issue a purchase order each quarter for the Modified Wireless Product. Each purchase order shall include a purchase commitment for the [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] following the issuance of the purchase order as specifically defined hereinafter. Specifically, the purchase order shall include quantity purchase commitments for each of the [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] periods of the [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] With respect to the initial [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.], HIGHWAYMASTER is obligated to take delivery of and pay for [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of the quantity specified in the purchase order for the initial [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] With respect to the second [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.], HIGHWAYMASTER may delay or cancel up to for [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of the quantity specified in the purchase order without penalty or increase said specified quantity by [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] without penalty. With respect to the final [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] HIGHWAYMASTER may delay or cancel up to [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of the quantity specified in the purchase order without penalty or increase said specified quantity by [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] without penalty. The initial purchase order will be issued no less than [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] before expected delivery of the Modified Wireless Product units. Subsequent purchase orders will be issued no less than [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] prior to the start of each additional quarter for the forecasted production quantities for that quarter.

4.   Scheduling

HIGHWAYMASTER will send to WIRELESS LINK each month an updated 12 month rolling forecast for the Modified Wireless Product. The rolling forecast will be divided into weekly requirements for the next 3 months, monthly requirements for the following 3 months and quarterly


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 2

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requirements for the next 6 months. WIRELESS LINK will respond to the monthly update as authorization to manufacture for shipment per the forecast with adjustments as may be necessary to meet Kanban requirements as described in Attachment C hereto.

WIRELESS LINK will accommodate increases over the current month's scheduled build quantity. However, increases in scheduled deliveries will require review of material and manpower prior to advising HIGHWAYMASTER if such increase can be accomplished. In cases where HIGHWAYMASTER' requirements exceed the immediate release quantity, equitable adjustments will be made by HIGHWAYMASTER for any agreed upon expediting costs incurred by WIRELESS LINK.

5.   Strategic Inventory

It is recognized that the forecast supplied by HIGHWAYMASTER for [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] is speculative and is subject to change from month to month; therefore, WIRELESS LINK will place cancelable orders with vendors to support [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] except for long lead time components and non-cancelable, non-returnable components as described below. [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of the forecast for the next calendar quarter will be considered a firm order subject to cancellation charges as defined herein. In the event of a cancellation or decline in [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] firm requirements, HIGHWAYMASTER will be liable (to the extent of the cancellation or decline) for the cost of WIRELESS LINK's non-cancelable orders with vendors (including long lead time and non-cancelable, non-returnable orders as described below), non-returnable components on hand, work in process material (and direct out-of-pocket labor costs previously incurred in manufacturing the work in progress), and kanban quantities on hand (per Attachment C). In order for WIRELESS LINK to be entitled to such payments, it must have HighwayMaster's advance written approval for non-cancelable orders, long lead time orders, non-returnable components, [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] manufacturing schedules (approval for one month worth of components is considered to be the monthly forecast transmitted to WIRELESS LINK). Finished goods and work in process will be purchased at the resale price, components at the quoted standard cost. If it is not possible for WIRELESS LINK to adjust inventories by slower production, negotiating adjustments in supplier schedules, or other similar means, HIGHWAYMASTER will issue a purchase order to WIRELESS LINK for parts that become excess due to the above clause within thirty (30) days of being notified of the situation from WIRELESS LINK.

Some parts of the Modified Wireless Product have standard procurement lead times of [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.], and therefore, should be considered strategic inventory.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

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HIGHWAYMASTER authorizes WIRELESS LINK to place up to [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of these parts on order with vendors in accordance with the provided forecast at WIRELESS LINK'S discretion. WIRELESS LINK is similarly authorized to reorder those long lead items as the lead time frame is encountered and inventory levels become exhausted. These lead times will be supported by documentation from WIRELESS LINK'S vendor. In the event that components have lead times in excess of [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.], WIRELESS LINK will inform HIGHWAYMASTER of such and will not place such long-term orders until it has obtained prior written approval from HIGHWAYMASTER. Purchase orders placed under this condition must have a reschedule and cancellation clause on them, meaning that they must allow for rescheduling of delivery times and cancellation under certain conditions, without penalty. Prior to issuing a non-cancelable/non-returnable ("NCNR") purchase order, WIRELESS LINK will inform HIGHWAYMASTER and will not place such NCNR purchase order until obtaining advance written approval from HIGHWAYMASTER. HIGHWAYMASTER will respond to requests for NCNR orders promptly. WIRELESS LINK shall provide HIGHWAYMASTER with a list of vendors identified as providing non-cancelable, non-returnable components or long lead times to deliver components upon the execution of this Agreement.

WIRELESS LINK will maintain and manage the "on-order" positions for strategic inventory components. WIRELESS LINK'S liability will be to manage this excess to the best of its abilities, which includes reschedule in and out of material as required, given the HIGHWAYMASTER inputs and market conditions.

WIRELESS LINK will regularly review its non-cancelable orders with vendors (including long lead time and non-cancelable, non-returnable orders), non-returnable components on hand, levels of work in process material (and direct out-of-pocket labor costs previously incurred in manufacturing the work in progress), and KANBAN quantities on hand with the goal toward continual reductions in these items, including possible re-negotiation of unfavorable contracts with vendors when circumstances permit it.

If HIGHWAYMASTER is required by this Agreement to pay for costs billed by third parties associated with non-cancelable orders (including long lead time, non-cancelable, and non-returnable orders) and non-returnable items on hand, HIGHWAYMASTER will first have the option of purchasing the items from the third party, assuming the contract with the third party supplier or otherwise dealing directly with the supplier to determine ways in which HIGHWAYMASTER could encourage the supplier to reduce lead times, non-cancelable restrictions, and non-returnable restrictions.

6.   Shipment Authorization

HIGHWAY MASTER will provide WIRELESS LINK with weekly shipping instructions for products to be shipped in the following month. All products will be shipped to HIGHWAYMASTER'S warehouse.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 4

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HIGHWAYMASTER may adjust up or down the quantities of products that it orders
WIRELESS LINK to ship subject to the terms of Paragraph 3 of this Agreement entitled "Purchase Orders." This adjustment will be made by the weekly shipment releases to WIRELESS LINK. To accommodate unplanned requirements, a FAX can be utilized to initiate an adjustment, however, this must be followed with written notification within five (5) working days.

At the time of each shipment, WIRELESS LINK will provide, by shipment, a list of electronic serial numbers ("ESN") and mobile identification numbers ("MINS")for all units shipped in addition to the shipper information identifying customer, carrier, tracking number and ship date. If at any time WIRELESS LINK has in its possession finished goods or other inventory which has been purchased by HIGHWAYMASTER, it will keep such items in a separately-locked warehouse space or cage accessible to HIGHWAYMASTER and limited to authorized WIRELESS LINK personnel, with the cage contents labeled as "PROPERTY OF HIGHWAYMASTER. The warehousing may be subject to warehousing fees if the warehousing period exceeds five (5) working days.

7.   Transportation Costs

The costs of transportation for shipment of products, except for products returned to WIRELESS LINK for repair under Limited Warranty set forth in paragraph 12 below herein, will be the responsibility of HIGHWAYMASTER. HIGHWAYMASTER will provide WIRELESS LINK with the approved carriers to be used for such transportation. Freight costs will be billed directly to HIGHWAYMASTER by these carriers. WIRELESS LINK shall package and pack the products as indicated/or approved by HIGHWAYMASTER which will provide protection against damage during shipment, handling, and storage, and will enable HIGHWAYMASTER or HIGHWAYMASTER'S customer to easily identify the contents of the package.

In the event of WIRELESS LINK'S inability to deliver product for shipment as committed, WIRELESS LINK agrees to revise the ship method and pay the difference in freight. This may include alternate ship methods such as airfreight. Requests for premium transportation will be honored by WIRELESS LINK, and cost of such premium transportation will be passed on to HIGHWAYMASTER.

8.   Freight On Board

Shipping dates shall be established by Wireless on receipt of HIGHWAYMASTER'S purchase order and shall be communicated by WIRELESS LINK to HIGHWAYMASTER in writing. All shipments hereunder shall be freight collect, F.O.B. WIRELESS LINK'S designated shipping point whether in the United State of the Philippines. All goods shipped are identified and all risks of loss pass to HIGHWAYMASTER upon delivery to HIGHWAYMASTER, its designated carrier, or any other agent of HIGHWAYMASTER.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 5

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9.   Continuous Improvement

HIGHWAYMASTER and WIRELESS LINK will formally review all costs every one hundred and twenty days (120) as part of the agenda of a Quarterly Review Meeting. It is critical to the success of both companies that a continuous effort be applied to reducing costs over the life of the product. As part of this continuous effort to reduce costs, the following formula will be applicable:

    a. Savings from HIGHWAYMASTER generated suggestions will be applied [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] to HIGHWAYMASTER.

    b. Savings from WIRELESS LINK generated suggestions will be applied [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] to HIGHWAYMASTER and [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] to WIRELESS LINK.

10.  Terms of Payment and Record Keeping

WIRELESS LINK shall issue a single end of week billing to HIGHWAYMASTER for shipments made during the week. Shipments will be sent out only by authorization of HIGHWAYMASTER as specified in its weekly shipment releases described in
Section 7 above. Such weekly billing statements shall include a listing of all shipments made in the week by shipper number. Terms are net [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] from the date of the invoice.

When payments are made by HIGHWAYMASTER, checks must reference WIRELESS LINK'S invoice number and indicate the amount paid against that invoice. WIRELESS LINK shall maintain complete and accurate records of all amounts billed and payments made by HIGHWAYMASTER hereunder in accordance with generally accepted accounting practices. These records will be made available to HIGHWAYMASTER upon request. WIRELESS LINK will retain such records for a period of three (3) years from the date of final payment for all products covered under this Agreement. WIRELESS LINK agrees to provide reasonable supporting documentation concerning any disputed amount on an invoice to HIGHWAYMASTER within thirty (30) days after HIGHWAYMASTER provides such a request to WIRELESS LINK.

11.  Administration of Contract

Both HIGHWAYMASTER and WIRELESS LINK shall assign an individual, hereinafter referred to as "Contract Administrator", to administer this Agreement throughout its term. The Director of Materials Operations or designee shall be such Contract Administrator on behalf of HIGHWAYMASTER and may be contacted at 1155 Kas Drive, Richardson, Texas, 75081. Phone (972) 301-2000. The corresponding WIRELESS LINK Contract Administrator shall be the Program


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 6

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Manager, who may be contacted at 1909 Milmont Drive, Milpitas, California 95035.
Phone (408) 719-1100. All matters related to the performance of this Agreement shall be administered through those individuals or their designees. Either party may change the Contract Administrator by notifying the other party of such change.

All directions, documentation, notifications, forecasts and changes of any kind, as well as any other activity necessary for the execution of this Agreement, must be authorized by the HIGHWAYMASTER Contract Administrator prior to execution by WIRELESS LINK.


12.  Limited Warranty

All products manufactured by WIRELESS LINK for HIGHWAYMASTER are warranted for a period of [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] from the date of activation or [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] from the date of manufacture, whichever comes first. WIRELESS LINK warrants to HIGHWAYMASTER all products manufactured will conform to the Modified Wireless Product Specifications contained in Attachment A and the Product and Quality specifications contained in Attachment D hereto and to be free of defects in workmanship and material. The date of manufacture will be determined by the date code contained within the serial number of the Module or the date of first installation listed in HIGHWAYMASTER'S customer database. Warranty claims will be handled by HIGHWAYMASTER'S Warranty department and will be coordinated with the WIRELESS LINK repair center by mutual Agreement. WIRELESS LINK'S liability for claims of warranty is limited to parts and labor to repair, or at WIRELESS LINK'S option, replacement of any defective component or components. HIGHWAYMASTER will provide supporting documentation for retrieval costs.

WIRELESS LINK shall not be liable under this warranty if testing and examination by HIGHWAYMASTER or WIRELESS LINK discloses that the Modified Wireless Product has been modified or altered in any manner after it was shipped by WIRELESS LINK. Additionally, WIRELESS LINK shall not be liable under this warranty if testing and examination by WIRELESS LINK discloses that the alleged defect in such Modified Wireless Product does not exist or was caused by HIGHWAYMASTER'S or any third person's misuse, neglect, improper installation or testing, unauthorized attempts to repair, or any other cause beyond the range of intended use, or by accident, fire or other hazard.

Due to the nature of HIGHWAYMASTER'S customers, it is necessary to replace a suspected failure with a known good (refurbished) unit prior to receipt of the suspect failure. This replacement unit will come from a pool of returned and repaired units inventoried by HIGHWAYMASTER. In order to keep this pool as small as possible, WIRELESS LINK agrees that it will repair or replace all units returned to WIRELESS LINK under warranty within two (2) weeks of receipt by WIRELESS LINK.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 7

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The parties acknowledge that certain costs accrue to HIGHWAYMASTER in response to customer requests relating to failures under warranty. The parties anticipate that failures under warranty for any given [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] shall not exceed [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of the units manufactured in the initial [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] and thereafter not to exceed [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of the units manufactured. In the event failures under warranty in the initial [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] exceed [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of units manufactured in that period or failures subsequent to the [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] exceed [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of the units manufactured in such subsequent period, WIRELESS LINK agrees to replace, at WIRELESS LINK'S cost, all units in excess of the [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] during the initial [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] and in excess of [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] in the period following the initial [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] with new units or to repair the excess returned units and credit HIGHWAYMASTER [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] of HIGHWAYMASTER'S retrieval cost of the returned unit; provided, however, that the retrieval cost shall not exceed [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] per Unit without the written agreement of each party hereto. Units returned for repair more than two times within the warranty period are to be scrapped at WIRELESS LINK'S expense and WIRELESS LINK shall provide HIGHWAYMASTER with a new Unit free of charge.

WIRELESS LINK agrees to deliver, freight prepaid, to HIGHWAYMASTER'S customers' location, any product repaired or replaced pursuant to this warranty. HIGHWAYMASTER will instruct the user to return, at WIRELESS LINK'S expense, any such defective products to WIRELESS LINK'S facility. If practical, HIGHWAYMASTER agrees to notify WIRELESS LINK before such products are returned so that WIRELESS LINK may elect either to repair such products on location at the users facility or at its own manufacturing facility. When an In-warranty return is received at WIRELESS LINK, a credit will be issued to HIGHWAYMASTER. When the unit is repaired or replaced, a debit will be issued to HIGHWAYMASTER.

WIRELESS LINK shall not be liable under this warranty with respect to any Modified Wireless Product that is not returned in its original shipping container


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 8
or a functionally equivalent container or that has not been packaged for return shipment in the manner described in the instructions, if any, set forth in the WIRELESS LINK shipping guidelines.

If WIRELESS LINK'S testing and examination does not disclose a defect warranted under this Agreement, Wireless shall so advise HIGHWAYMASTER in writing and provide evidence of no warranted defects and dispose of such Modified Wireless Product in accordance with HIGHWAYMASTER'S instructions and at HIGHWAYMASTER'S cost. Prior to shipment of any Units back to WIRELESS LINK, HIGHWAYMASTER will conduct a functional test.

NO WARRANTY IS MADE OR IMPLIED AS TO SUITABILITY FOR ANY PARTICULAR INTENDED USE. NO WARRANTY IS PROVIDED FOR DAMAGES DUE TO SHIPPING, INSTALLATION, ENVIRONMENTAL CONDITIONS OUTSIDE OF DESIGN SPECIFICATIONS OR ABUSE BY THE USER IN WHICH CASE WIRELESS LINK WILL NOTIFY HIGHWAYMASTER OF FREIGHT AND REPAIR CHARGES IN ADVANCE OF INCURRING REPAIR COSTS. THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, EXCEPT AS EXPRESSLY STATED HEREIN.

WIRELESS LINK will establish and maintain a repair depot for the repair of units built by WIRELESS LINK. This operation will remain available for a minimum of eighteen (18) months beyond the production of the last built model or revision of that unit. Pricing for repair of products not covered by this warranty (out-of warranty) will be pre-negotiated at the time such work is required. Any out of warranty repair work by WIRELESS LINK will be warranted for ninety (90) days.

Failure data is to be shared between HIGHWAYMASTER and WIRELESS LINK in a timely manner to insure any corrective action that may be required can be implemented promptly.

13. Data

HIGHWAYMASTER retains the sole responsibility for all software, firmware, information or memory data of HIGHWAYMASTER or its customers or end-users contained in, stored on or integrated with any Modified Wireless Product returned to Wireless pursuant to any warranty under this Agreement.

14. Miscellaneous Part Purchases

On occasion HIGHWAYMASTER will require WIRELESS LINK to provide component parts for RMA repair, conversions, or others uses. These transfers of inventory will be done at the quoted standard cost without margin.

15. Servicing Customers

HIGHWAYMASTER shall be solely responsible for providing service to its customers and end-


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 9
users in the installation and operation of the Modified Wireless Products and for answering their service questions. Any service questions from HIGHWAYMASTER's customers and end-users will be referred by WIRELESS LINK back to HIGHWAYMASTER.

16. No False Representations

HIGHWAYMASTER shall not knowingly make any false or misleading representations to its customers, end-users or to other persons regarding the Modified Wireless Products and shall not make any statements about the specifications, features or capabilities of the Modified Wireless Products that are inconsistent with those set forth in this Agreement.

17. Proprietary Information and Confidentiality

For the purpose of this Section 17, "Proprietary Information and Confidentiality" is defined as all information which either party protects against unrestricted disclosure to others and which: (i) if in written or other tangible form, is clearly designated as "confidential," "proprietary," "property of . . .," "for internal use only," or the like, or (ii) if disclosed orally, is identified as confidential at the time of its disclosure and is reduced to a writing designating such information as "confidential" which is delivered to the receiving party within thirty (30) days following such disclosure. HIGHWAYMASTER understands and acknowledges that all Wireless Confidential Information and Industrial Property Rights is Confidential Information that is subject to this
Section 17.

Each party agrees, with respect to any Proprietary and Confidential Information received by it from the other party: (i) to hold such Proprietary and Confidential Information in confidence and use it only for the purposes provided in this Agreement; (a)to use the same methods and degree of care to prevent disclosure of such Proprietary and Confidential Information as it uses to prevent disclosure of its own proprietary and confidential information; and (b) not to disclose any Proprietary and Confidential Information to any third party (other than directors and officers of the receiving party, and employees of the receiving party involved directly with the Agreement, all of whom shall be informed of the confidential nature of the Proprietary and Confidential Information), without the prior written consent of the disclosing party.

Each party's confidentiality obligations with respect to Proprietary and Confidential Information received from the other party shall cease if, and to the extent that, such information: (a) was rightfully in the receiving party's possession or was rightfully known to the receiving party prior to receipt from the disclosing party; (b) is independently developed by the receiving party, without use of Proprietary and Confidential Information of the other party; (c) is or becomes public knowledge without the fault of the receiving party; (d) is or becomes rightfully available to the receiving party without confidential restriction from a source not bound by a confidentiality obligation to the disclosing party; or (e) is required to be disclosed pursuant to court or government action provided, however, that the disclosing party is given reasonable prior notice of such disclosure and the receiving party takes all reasonable steps to prevent disclosure until the disclosing party has had an opportunity to appear and object to the action.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 10

The confidentiality obligations and other restrictions imposed under this
Section 17 shall terminate with respect to each item of Proprietary and Confidential Information three (3) years from the date of its delivery to the receiving party. Upon termination or expiration of this Agreement, either party may request the other party in writing to return to it all Proprietary and Confidential Information that has been provided to it, and all copies made thereof, and the other party shall promptly return all such information and copies capable of being returned, except for one copy which may be retained for archival purposes.



18.  Termination for Convenience

HIGHWAYMASTER reserves the right to terminate any purchase order or any part thereof for the sole convenience of HIGHWAYMASTER. In the event of such termination, WIRELESS LINK shall immediately stop all work thereunder, and shall immediately notify any of its suppliers to cease such work unless HIGHWAYMASTER has stated its intention to assume such supply contracts. WIRELESS LINK shall be paid for actual units completed prior to receipt by WIRELESS LINK of the notification of termination (not in excess of the [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] firm-order limits set forth in Sections 3, 4 and 5 above), plus costs calculated and otherwise limited as set forth in sections 3, 4 and 5 above (the same costs as HIGHWAYMASTER would be liable for in the event of a scheduling change or cancellation). WIRELESS LINK shall not be paid for any work done after receipt of notice of termination, nor for any cost incurred by WIRELESS LINK'S suppliers, which WIRELESS LINK could reasonably have avoided. HIGHWAYMASTER agrees to accept all inventory as indicated above, which is not useable by WIRELESS LINK elsewhere, returnable or otherwise disposed of, and will direct WIRELESS LINK as to the shipping address within thirty (30) days of settlement. HIGHWAYMASTER may also assume supply contracts or otherwise deal directly with suppliers as more fully described in Section 5 above.

19.  Termination for Cause

Either party may terminate this Agreement for cause in the event of any default by the other party of any material provision of this Agreement, provided that the party claiming default shall grant to the breaching party a period of thirty
(30) days (or such longer period as is granted by the non-breaching party in its sole discretion) to cure such claimed defaults which have been properly noticed in writing. If such claim has not been cured, the non-breaching party may cancel any purchase order. However, in the event of a breach by HIGHWAYMASTER that gives rise to such termination, HIGHWAYMASTER must assume responsibility for all conforming raw material, finished goods, and work in process according to
Section 5.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 11

20.  Force Majeure

HIGHWAYMASTER or WIRELESS LINK may delay delivery or acceptance of products occasioned by causes beyond their control. WIRELESS LINK shall hold such goods at the direction of HIGHWAYMASTER and shall deliver them when the cause affecting the delay has been removed. Causes beyond each party's control shall include but not be limited to: government action or failure of the government to act where such action is required, strike or labor trouble, fire, unusually severe weather, lightning, or similar types of circumstances.


21.  Patent Copyright and Trade Secret Indemnity

WIRELESS LINK agrees, at its own expense, to defend HIGHWAYMASTER , from and against any claim, suit or proceeding, and to pay all judgments and costs finally awarded against HIGHWAYMASTER or said customer by reason of such claim, suit or proceeding, insofar as it is based upon an allegation that any Modified Wireless Product, or part thereof, furnished by WIRELESS LINK infringes any United States letter patent, if WIRELESS LINK is notified promptly of such claims in writing and is given authority and full and proper information and assistance (at WIRELESS LINK'S expense) for the defense of same. In case a Modified Wireless Product or part thereof, is held in such suit to constitute an infringement and the use of such product, or any part thereof, is enjoined, WIRELESS LINK shall, at its sole discretion and at its own expense, either (i) procure for HIGHWAYMASTER the right to continue using such Product or the infringing portion thereof, or (ii) replace or modify the same with non-infringing devices or parts which do not materially degrade the performance, capability or utility of such Product. In no event will Wireless be liable to pay to HIGHWAYMASTER in the aggregate more than the total amount that HIGHWAYMASTER has paid to WIRELESS LINK pursuant to this Agreement. HIGHWAYMASTER shall have the right to employ separate counsel in any claim, suit or proceeding and to participate in the defense thereof, but the fees and expenses of HIGHWAY MASTER's counsel shall not be borne by WIRELESS LINK unless
(i) WIRELESS LINK specifically so agrees, or (ii) WIRELESS LINK after notice and without cause, does not assume such defense. WIRELESS LINK shall not be liable to indemnify HIGHWAYMASTER for any settlement effected without WIRELESS LINK'S consent, unless WIRELESS LINK failed after notice and without cause to defend such claim, suit or proceeding.

The indemnification set forth herein shall not apply if the infringement arises from or is based upon WIRELESS LINK'S compliance with the particular requirements of HIGHWAYMASTER or HIGHWAYMASTER'S customer that differ from WIRELESS LINK'S standard product specifications; or from modifications or alterations of the Modified Wireless Product, or part thereof, by HIGHWAYMASTER, or from a combination of the Modified Wireless Product, or part thereof, with other items not furnished or manufactured by WIRELESS LINK.

22.  Quality Assurance Audits and Product Acceptance

HIGHWAYMASTER reserves the right to audit all processes associated with the production of the Modified Wireless Product at WIRELESS LINK. WIRELESS LINK shall manufacture the products


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 12
in substantial conformance with the product quality specifications contained in the Trailer Tracker Quality Plan (DOC 400-08034 and Attachment D). Any audit or inspection by HIGHWAYMASTER shall not relieve WIRELESS LINK of the requirement to effectively control processes and perform its own inspections of the products manufactured for HIGHWAYMASTER. WIRELESS LINK shall perform, as a minimum, the following types of Quality inspections in accordance with its own published manual:

                           Incoming Material Inspection
                           In Process Inspection
                           Final Inspection
                           ICT Test
                           Functional Test

WIRELESS LINK shall record the results of inspections and first pass yield data from all tests and shall provide to HIGHWAYMASTER upon request, reports of product yields and causes for rejection or test failure. Results shall be capable of being reported by supplier, by inspection or test point, and by HIGHWAYMASTER product part number. Where frequency of failure requires initiation of corrective action, HIGHWAYMASTER shall be informed of the actions taken and of the subsequent verification of the corrections taken.

WIRELESS LINK understands that particular HIGHWAYMASTER customer requirements may modify existing Quality programs. HIGHWAYMASTER understands that depending on the scope of such modification, pricing may have to be adjusted for increased or decreased cost. HIGHWAYMASTER shall (at HIGHWAYMASTER discretion) perform incoming inspection and/or test upon receipt of products shipped by WIRELESS LINK. Inspection, testing, auditing or the failure to do any of the foregoing shall not affect HIGHWAYMASTER'S right to reject any product or revoke its acceptance under any provision of this Agreement. Furthermore, payment for products delivered hereunder shall not constitute acceptance thereof. HIGHWAYMASTER shall have the right to inspect and test such products at any time or stage within sixty days (60) of the date of manufacture and to reject any or all said products that are defective or non-conforming.

23. Taxes

Unless HIGHWAYMASTER first provides WIRELESS LINK with an appropriate and valid exemption certificate there shall be added to the price of all goods shipped hereunder the amount of any sales or use tax applicable to the sale or license of such goods to HIGHWAYMASTER, but under no circumstances shall there be added to such price the amount of any general business tax, personal property tax, or any tax levied upon WIRELESS LINK that is based on or measured by the gross receipts, net income or share or asset value of WIRELESS LINK.

24.  Additional Actions

Each party hereto agrees to (or cause others to take) such other action and to execute and deliver (or


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 13
cause others to execute and deliver) such agreements, certificates or documents as may be reasonably necessary or desirable to carry out the provisions of this Agreement.


25.  Notice

Any notice required or permitted under this Agreement, unless otherwise expressly permitted hereunder, shall be in writing and shall be deemed to have been fully given and/or delivered (i) when personally delivered, (ii) when sent by telefax, (iii) one business day after the business day of deposit pre-paid with a national overnight carrier, or (iv) five business days after the business day of deposit pre-paid with the United States Mail.
Notices must be addressed to:


                                    HIGHWAYMASTER CORPORATION
                                    1155 Kas Drive
                                    Richardson, Texas 75081
                                    Attn: General Counsel


                                    WIRELESS LINK CORPORATION.
                                    1909 Milmont Drive
                                    Milpitas, California 95035
                                    Attn: Program Manager


26. Relationship of the Parties

The relationship of WIRELESS LINK and HIGHWAYMASTER established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. WIRELESS LINK, its agents and employees are not the representatives of HIGHWAYMASTER for any purpose except as expressly set forth in this Agreement, and they have no power or authority as agent, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of HIGHWAYMASTER for any purpose whatsoever. All financial obligations associated with WIRELESS LINK's business are the sole responsibility of WIRELESS LINK. HIGHWAYMASTER, its agents and employees are not the representatives of WIRELESS LINK for any purpose except as expressly set forth in this Agreement, and they have no power or authority as agent, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of WIRELESS LINK for any purpose whatsoever. All financial obligations associated with HIGHWAYMASTER's business are the sole responsibility of HIGHWAYMASTER. All sales and other agreements between


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 14

HIGHWAYMASTER and its customers are HIGHWAYMASTER's exclusive responsibility and shall have no effect on HIGHWAYMASTER's obligations under this Agreement. HIGHWAYMASTER shall be solely responsible for, and shall indemnify and hold WIRELESS LINK free and harmless from, any and all claims, damages, or lawsuits arising out of the acts or omissions of HIGHWAYMASTER, its employees, servants, agents, independent contractors or any of them.

27. Export

HIGHWAYMASTER shall comply with all applicable provisions of the United States Export Administration regulations with respect to the export of goods and shall provide WIRELESS LINK with all documentation and data necessary or desirable in monitoring such compliance. HIGHWAYMASTER agrees to hold WIRELESS LINK harmless from and indemnify WIRELESS LINK against any liability arising from the failure of HIGHWAYMASTER or HIGHWAYMASTER's customers to comply with such regulations. This provision shall survive any termination, transfer, or expiration of this Agreement.



28. Government Contracts

If any of the goods to be furnished pursuant to this Agreement are to be used in the performance of a U.S. Government contract or subcontract then a U.S. Government contract number shall appear on all purchase orders and applicable U.S. Government procurement regulations shall be incorporated herein by reference. HIGHWAYMASTER agrees to hold WIRELESS LINK harmless from any loss and to indemnify WIRELESS LINK against any claim resulting from a violation of such regulations where HIGHWAYMASTER has failed to notify WIRELESS LINK of their applicability.

29. Assignment

This Agreement is personal to the parties hereto and any delegation by either party of its duties of performance under this Agreement or any assignment by either party hereto of its rights hereunder is prohibited and shall, at the option of the other party, void this Agreement, provided that WIRELESS LINK may assign its rights to receive payments hereunder.

30. Waivers

No waiver of any provision of this Agreement shall be effective unless made in writing. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any subsequent breach of the same or of any other provision of this Agreement.


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 15

31. Severability

Any provision of this Agreement which is invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

32.  Titles and Schedules

Titles or captions of sections contained in this Agreement have been inserted only as a matter of convenience and in no way define, limit, extend, describe or otherwise affect the scope of meaning of this Agreement or the intent of any provisions hereof. All exhibits, schedules, appendices and agendas referred to in this Agreement are incorporated herein by reference as though fully set forth herein.


33. Governing Law

The rights and obligations of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of laws.

34. Interpretation

The plural shall include the singular, and the singular shall include the plural, whenever used.

35. Limitation on HIGHWAYMASTER and WIRELESS LINK Liability

In no event shall HIGHWAYMASTER or WIRELESS LINK be liable for anticipated profits or for special, incidental or consequential damages.

36. Confidentiality of Agreement

Each party to this Agreement agrees to maintain the terms of this Agreement confidential and refrain from disclosing the same to third parties without the prior written consent of the other party hereto.

37.  Entire Agreement

This Agreement, including any Exhibits, schedules and tables attached hereto which either have been specifically referred to herein, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, understandings and agreements with respect to such subject matter.

     IN WITNESS WHEREOF: with the intent to be legally bound, HIGHWAYMASTER has caused


                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 16
this Agreement to be signed by its authorized representative, and WIRELESS LINK with the same intent has caused this Agreement to be signed by its duly authorized representative on its own behalf.


     HIGHWAYMASTER CORPORATION              WIRELESS LINK CORPORATION

     By: (x) Jana Bell                      By: (x) Hamid Najafi
         --------------------------            -----------------------------

     Title: President & CEO                 Title: President & CEO
            ---------------------                  -----------------------

     Date: March 9, 1999                    Date: February 16, 1999
           ----------------------                -------------------------




                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 17

                                  ATTACHMENT A

                     MODIFIED WIRELESS PRODUCT SPECIFICATION

[Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]















                       RESTRICTED PROPRIETARY INFORMATION

 The information contained herein is for the use of authorized employees of the parties and their affiliates hereto only and is not for general distribution within or distribution outside their respective companies
                          except by written agreement.

                                    Page - 18

                                  ATTACHMENT B

                          PRODUCT PART NUMBER AND PRICE

 [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]







Proprietary and Confidential
                                    Page - 19

                                  ATTACHMENT C

                             KANBAN QUANTITIES PLAN

  [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]



Proprietary and Confidential
                                    Page - 20

                                  ATTACHMENT D

                   TRAILER TRACKER QUALITY PLAN (DOC 400-08034

  [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]






Proprietary and Confidential           21